Board of Directors
iCrown Corporation
4400 PGA Boulevard, Suite 505
Palm Beach Gardens, Florida  33410

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the use of our audit report dated December 1, 1999 (and all references to our firm) included in iCrown Corporation's Form S-4 for the period ended November 30, 1999, which is incorporated by reference in Form S-4's report for the period ended November 30, 1999.

                                                     Sweeney, Gates & Co.



West Palm Beach, Florida
April 24, 2000